     As Filed With the Securities and Exchange Commission on June 19, 1996
                                                    Registration No. 33-
- --------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                          EN POINTE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                             75-2467002
(STATE OR OTHER JURISDICTION OF                    (I.R.S.
 INCORPORATION OR ORGANIZATION)           EMPLOYER IDENTIFICATION NO.)

     5245 Pacific Concourse Drive, Suite 200, Los Angeles, California 90045
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  ------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                  ------------


                               Attiazaz "Bob" Din
                      President and Chief Executive Officer
                          En Pointe Technologies, Inc.
                     5245 Pacific Concourse Drive, Suite 200
                          Los Angeles, California 90045
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (310) 725-5200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                               Nick E. Yocca, Esq.
          Stradling, Yocca, Carlson & Rauth, A Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660


                      (FACING PAGE CONTINUED ON NEXT PAGE)

                        This document contains ___ pages
                           Exhibit Index is on Page 8

                             (FACING PAGE CONTINUED)

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
                                            Proposed Maximum       Proposed Maximum
   Title of Securities      Amount To Be     Offering Price       Aggregate Offering        Amount Of
    To Be Registered         Registered       Per Share (1)           Price (2)         Registration Fee
- ------------------------------------------------------------------------------------------------------------
      Common Stock,           250,000           $ 11.63             $ 2,907,500            $ 1,002.59
     $.001 par value          shares
- ------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form S-1, Registration No. 333-2046 (the "Registration Statement") and the final prospectus filed with respect thereto pursuant to Rule 424(b) of the Securities Act of 1933 (the "Securities Act"), containing audited financial statements of Registrant for its fiscal year ended September 30, 1995.

         (b) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Registrant's Certificate of Incorporation, as amended, provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Registrant's Certificate of Incorporation, as amended, also gives the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


Item 8.  EXHIBITS.

         4.1 En Pointe Technologies, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2046)).

         5.1    Opinion of Stradling, Yocca, Carlson & Rauth.

         23.1   Consent of Stradling, Yocca, Carlson & Rauth (included in
                Exhibit 5.1).

         23.2   Consent of Coopers & Lybrand, L.L.P.

         24.1 Power of Attorney (included on the signature page to the Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 19 day of June, 1996.


                                      EN POINTE TECHNOLOGIES, INC.



                                      By:  /s/ Bob Din
                                           -------------------------------------
                                           Attiazaz "Bob" Din
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of En Pointe Technologies, Inc., do hereby constitute and appoint Attiazaz "Bob" Din and Robert Mercer or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                        Title                                Date



/s/ Bob Din                   Chief Executive Officer, President           June 19, 1996
- -------------------------     and Director (principal executive
Attiazaz "Bob" Din            officer)



/s/ Robert Mercer             Chief Financial Officer (principal           June 19, 1996
- -------------------------     financial and accounting officer)
Robert Mercer



/s/ Naureen Din               Director                                     June 19, 1996
- -------------------------
Naureen Din




/s//s/ Zubair Ahmed           Director                                     June 19, 1996
- -------------------------
Zubair Ahmed



/s/ Mansoor Ijaz              Director                                     June 19, 1996
- -------------------------
Mansoor Ijaz



/s/ Verdell Garroutte         Director                                     June 19, 1996
- -------------------------
Verdell Garroutte

                                  EXHIBIT INDEX


Exhibit                                                               Sequential
Number                             Description                       Page Number
- -------                            -----------                       -----------

     4.1    En Pointe Technologies, Inc. Employee Stock Purchase
            Plan.*
     5.1    Opinion of Stradling, Yocca, Carlson & Rauth.                 14
    23.1    Consent of Stradling, Yocca, Carlson & Rauth (Included
            in Exhibit 5.1).
    23.2    Consent of Coopers & Lybrand, L.L.P.                          15
    24.1 Power of Attorney (included on the signature page to the Registration Statement)

- ----------------------

       * Incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-2046)